EXHIBIT 99.1
News Release Contacts:
MEDIA: Mayura Hooper Charles Schwab Phone: 415-667-1525	INVESTORS/ANALYSTS: Rich Fowler Charles Schwab Phone: 415-667-1841

SCHWAB REPORTS RECORD QUARTERLY NET INCOME OF $923 MILLION, UP 49%
Revenues Grow 19% Year-Over-Year to $2.6 Billion, Marking Thirteen Consecutive Record Quarters
Core Net New Assets of $53.5 Billion Set a Third Quarter Record

SAN FRANCISCO, October 15, 2018 – The Charles Schwab Corporation announced today that its net income for the third quarter of 2018 was a record $923 million, up 7% from $866 million for the prior quarter, and up 49% from $618 million for the third quarter of 2017. Net income for the nine months ended September 30, 2018 was $2.6 billion, up 46% from the year-earlier period.

	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
Financial Highlights	2018	2017	Change	2018	2017	Change

Net revenues (in millions)	$2,579	$2,165	19%	$7,463	$6,376	17%
Net income (in millions)	$923	$618	49%	$2,572	$1,757	46%
Diluted earnings per common share	$.65	$.42	55%	$1.79	$1.21	48%
Pre-tax profit margin	47.3%	43.6%		44.9%	42.3%
Return on average common
stockholders’ equity (annualized)	20%	15%		19%	15%

Note: All per-share results are rounded to the nearest cent, based on weighted-average diluted common shares outstanding.

CEO Walt Bettinger said, “Schwab’s unwavering focus on our ‘Through Clients’ Eyes’ strategy and disciplined execution have helped us set new performance records again and again. Clients opened 369,000 brokerage accounts in the third quarter, bringing our year-to-date new accounts to 1.2 million – the highest nine-month total in our history. The company is growing through both our Retail channel and the registered investment advisors who custody on our platform. Households new to Retail rose 24% for the first nine months of 2018 compared to last year, with 53% of those new clients under the age of 40. Additionally, Advisor Services attracted 173 RIA teams to Schwab thus far in the year, a pace that beats all pre-2017 annual totals. Each of our two primary businesses helped propel total company core net new assets to $53.5 billion, a third quarter record. We’ve generated $172.5 billion in core net new assets year-to-date – also surpassing all full-year totals prior to 2017. Client trading activity provided further evidence of ongoing engagement during the summer months. Against a backdrop of relatively stable markets, daily average trades reached 683,000, consistent with the second quarter and a third quarter record. In addition, clients continued to seek help and guidance through us; assets receiving ongoing advice marked a new high of $1.85 trillion at September 30th, up 15%. Total client assets grew 12% year-over-year, ending the quarter at a record $3.56 trillion.”

Mr. Bettinger added, “The consistent application of our ‘Virtuous Cycle’ has enabled us to drive growth, scale, and efficiency as we capture more market share. Since 2008, we have increased brokerage accounts over 50% and tripled our client asset base, all while driving down our ratio of expenses to client assets by a third – a notable accomplishment for a U.S. investment services firm of our size, especially without any substantial acquisitions. And we are not letting up: the company has attracted at least two dollars in inflows for every dollar transferred to a competitor for six consecutive quarters and our third quarter core net new assets represented a 7% annualized organic growth rate, outpacing our 6% average over the past 10 years. This success with clients has enabled us to make ongoing investments to support our current and future growth. Schwab’s 2018 investment priorities – Application Modernization, Business Process Transformation, and Digital Accelerator – should all help to improve our cost structure advantage versus others in our industry, along with our ability to attract and serve an increasing share of the $45 trillion in U.S. investable wealth. We believe we have never been better positioned to continue winning in the marketplace and extending our lead in a scalable and efficient way – a testament to our inexorable pursuit of sustained profitable growth through putting clients first.”

CFO Peter Crawford commented, “As our ‘no trade-offs’ approach continued to resonate with clients, the company’s strengthened business momentum and a generally favorable economic environment helped drive the thirteenth consecutive quarter of record revenues. Net interest revenue grew 41% year-over-year to a record $1.5 billion due to larger client cash sweep balances, as well as the cumulative effect of the Fed’s rate normalization. Asset management and administration fees declined 6% to $809 million, reflecting lower money market fund revenue as a result of transfers to bank sweep, client asset allocation choices, and our 2017 fee reductions. Our clients’ record trading activity boosted trading revenue 17% to $176 million. Overall, total revenues reached $2.6 billion, a 19% increase from last year, while expenses rose 11%, reflecting hiring to support our expanding client base and ongoing investments for driving growth and efficiency. As a result, pre-tax income increased 29% to a record $1.2 billion. Year-to-date through September, we’ve produced a 530 basis point gap between revenue and expense growth and delivered a record 44.9% pre-tax profit margin, resulting in $2.6 billion of net income, which exceeds all prior full-year totals in our history.”

Mr. Crawford concluded, “During the third quarter, we effectively managed our balance sheet to support both growth and solid financial performance. The company’s consolidated balance sheet reached $272 billion at month-end September, a $10 billion quarterly increase, largely driven by bank sweep transfers and client activity. We transferred balances totaling $23 billion from sweep money market funds to bank sweep in the quarter, bringing our 2018 transfers to $68 billion and leaving $33 billion remaining in sweep funds at quarter-end. In July, the Board of Directors declared a 30% increase in the quarterly cash dividend to $0.13 per common share. We finished the quarter with a preliminary Tier 1 Leverage Ratio of 7.5% and we delivered a 20% return on equity – our highest ROE in nine years.”

Supporting schedules and selected balances are either attached or located at: http://www.aboutschwab.com/investor-relations/.

Commentary from the CFO
Periodically, our Chief Financial Officer provides insight and commentary regarding Schwab’s financial picture at: http://www.aboutschwab.com/investor-relations/cfo-commentary. The most recent commentary, which provides perspective on crossing the $250 billion consolidated asset threshold for heightened regulatory requirements, was posted on August 14, 2018.

Forward-Looking Statements
This press release contains forward-looking statements relating to growth in client accounts and assets; investments to support growth, serve clients and drive scale and efficiency; market share; expenses; and cost structure advantage. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations.

Important factors that may cause such differences include, but are not limited to, the company’s ability to attract and retain clients and registered investment advisors and grow those relationships and client assets; general market conditions, including the level of interest rates, equity valuations, and trading activity; competitive pressures on pricing, including deposit rates; the company’s ability to develop and launch new products, services, and capabilities, as well as enhance its infrastructure, in a timely and successful manner; client use of the company’s advisory solutions and other products and services; level of client assets, including cash balances; the company’s ability to manage expenses; and other factors set forth in the company’s most recent report on Form 10-K.

About Charles Schwab
The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 350 offices and 11.4 million active brokerage accounts, 1.6 million corporate retirement plan participants, 1.3 million banking accounts, and $3.56 trillion in client assets as of September 30, 2018. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, money management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, http://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at www.schwab.com and www.aboutschwab.com.

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THE CHARLES SCHWAB CORPORATION
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net Revenues
Interest revenue	$1,755	$1,176	$4,766	$3,358
Interest expense	(228)	(94)	(569)	(223)
Net interest revenue	1,527	1,082	4,197	3,135
Asset management and administration fees	809	861	2,474	2,529
Trading revenue	176	151	557	500
Other	67	71	235	212
Total net revenues	2,579	2,165	7,463	6,376
Expenses Excluding Interest
Compensation and benefits	737	662	2,252	2,026
Professional services	164	152	476	429
Occupancy and equipment	124	111	368	323
Advertising and market development	70	63	220	205
Communications	59	56	179	171
Depreciation and amortization	78	69	226	200
Regulatory fees and assessments	57	43	158	133
Other	71	64	232	192
Total expenses excluding interest	1,360	1,220	4,111	3,679
Income before taxes on income	1,219	945	3,352	2,697
Taxes on income	296	327	780	940
Net Income	923	618	2,572	1,757
Preferred stock dividends and other	38	43	128	127
Net Income Available to Common Stockholders	$885	$575	$2,444	$1,630
Weighted-Average Common Shares Outstanding:
Basic	1,351	1,339	1,349	1,338
Diluted	1,364	1,353	1,363	1,352
Earnings Per Common Shares Outstanding:
Basic	$.66	$.43	$1.81	$1.22
Diluted	$.65	$.42	$1.79	$1.21
Dividends Declared Per Common Share	$.13	$.08	$.33	$.24

THE CHARLES SCHWAB CORPORATION
Financial and Operating Highlights
(Unaudited)

	Q3-18 % change		2018			2017
	vs.	vs.	Third	Second	First	Fourth	Third
(In millions, except per share amounts and as noted)	Q3-17	Q2-18	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Net interest revenue	41%	9%	$1,527	$1,407	$1,263	$1,147	$1,082
Asset management and administration fees	(6)%	(1)%	809	814	851	863	861
Trading revenue	17%	(2)%	176	180	201	154	151
Other	(6)%	(21)%	67	85	83	78	71
Total net revenues	19%	4%	2,579	2,486	2,398	2,242	2,165
Expenses Excluding Interest
Compensation and benefits	11%	(1)%	737	745	770	711	662
Professional services	8%	5%	164	156	156	151	152
Occupancy and equipment	12%	2%	124	122	122	113	111
Advertising and market development	11%	(9)%	70	77	73	63	63
Communications	5%	2%	59	58	62	60	56
Depreciation and amortization	13%	4%	78	75	73	69	69
Regulatory fees and assessments	33%	14%	57	50	51	46	43
Other	11%	(1)%	71	72	89	76	64
Total expenses excluding interest	11%	—	1,360	1,355	1,396	1,289	1,220
Income before taxes on income	29%	8%	1,219	1,131	1,002	953	945
Taxes on income	(9)%	12%	296	265	219	356	327
Net Income	49%	7%	$923	$866	$783	$597	$618
Preferred stock dividends and other	(12)%	(28)%	38	53	37	47	43
Net Income Available to Common Stockholders	54%	9%	$885	$813	$746	$550	$575
Earnings per common share:
Basic	53%	10%	$.66	$.60	$.55	$.41	$.43
Diluted	55%	8%	$.65	$.60	$.55	$.41	$.42
Dividends declared per common share	63%	30%	$.13	$.10	$.10	$.08	$.08
Weighted-average common shares outstanding:
Basic	1%	—	1,351	1,350	1,347	1,343	1,339
Diluted	1%	—	1,364	1,364	1,362	1,358	1,353
Performance Measures
Pre-tax profit margin			47.3%	45.5%	41.8%	42.5%	43.6%
Return on average common stockholders’ equity (annualized) (1)			20%	19%	18%	14%	15%
Financial Condition (at quarter end, in billions)
Cash and investments segregated	(47)%	(23)%	$8.5	$11.0	$12.8	$15.1	$15.9
Receivables from brokerage clients — net	21%	—	22.4	22.4	21.2	20.6	18.5
Bank loans — net	2%	—	16.6	16.6	16.4	16.5	16.2
Total assets	18%	4%	272.1	261.9	248.3	243.3	230.7
Bank deposits	29%	7%	213.4	199.9	190.2	169.7	165.3
Payables to brokerage clients	(11)%	(8)%	27.9	30.3	31.1	31.2	31.5
Short-term borrowings	(100)%	—	—	—	—	15.0	5.0
Long-term debt	76%	—	5.8	5.8	4.1	4.8	3.3
Stockholders’ equity	16%	3%	20.8	20.1	19.3	18.5	18.0
Other
Full-time equivalent employees (at quarter end, in thousands)	10%	2%	19.1	18.7	18.2	17.6	17.3
Capital expenditures — purchases of equipment, office facilities, and property, net (in millions)	32%	24%	$156	$126	$135	$141	$118
Expenses excluding interest as a percentage of average client assets (annualized)			0.15%	0.16%	0.17%	0.16%	0.16%
Clients’ Daily Average Trades (in thousands)
Revenue trades (2)	22%	2%	382	376	462	345	312
Asset-based trades (3)	(6)%	(13)%	129	149	139	120	137
Other trades (4)	(7)%	(4)%	172	179	211	163	184
Total	8%	(3)%	683	704	812	628	633
Average Revenue Per Revenue Trade (2)	(6)%	—	$7.27	$7.30	$7.24	$7.33	$7.74

(1) Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(2) Includes all client trades that generate trading revenue (i.e., commission revenue or principal transaction revenue); also known as DART.
(3) Includes eligible trades executed by clients who participate in one or more of the Company’s asset-based pricing relationships.
(4) Includes all commission-free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

THE CHARLES SCHWAB CORPORATION
Net Interest Revenue Information
(In millions)
(Unaudited)

	Three Months Ended September 30,						Nine Months Ended September 30,
	2018			2017			2018			2017
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets
Cash and cash equivalents	$18,623	$94	1.98%	$10,498	$33	1.25%	$16,164	$217	1.78%	$9,375	$72	1.03%
Cash and investments segregated	10,253	51	1.94%	17,355	44	1.01%	12,002	149	1.64%	19,609	120	0.82%
Broker-related receivables	307	1	1.94%	459	1	0.96%	324	4	1.62%	428	2	0.74%
Receivables from brokerage clients	20,224	217	4.19%	16,498	151	3.63%	19,629	600	4.03%	15,861	415	3.50%
Available for sale securities (1)	55,283	328	2.34%	45,906	187	1.62%	52,797	859	2.16%	55,070	615	1.49%
Held to maturity securities	137,065	887	2.57%	107,557	606	2.24%	129,490	2,420	2.48%	99,523	1,691	2.27%
Bank loans	16,579	142	3.43%	16,058	122	3.01%	16,522	410	3.31%	15,764	347	2.94%
Total interest-earning assets	258,334	1,720	2.63%	214,331	1,144	2.12%	246,928	4,659	2.50%	215,630	3,262	2.02%
Other interest revenue		35			32			107			96
Total interest-earning assets	$258,334	$1,755	2.69%	$214,331	$1,176	2.18%	$246,928	$4,766	2.56%	$215,630	$3,358	2.08%
Funding sources
Bank deposits	$208,666	$158	0.30%	$163,039	$49	0.12%	$193,010	$339	0.23%	$163,475	$98	0.08%
Payables to brokerage clients	20,595	16	0.31%	24,833	6	0.10%	21,591	37	0.23%	26,198	11	0.06%
Short-term borrowings	—	—	—	1,695	6	1.40%	4,488	54	1.59%	1,475	11	1.00%
Long-term debt	5,790	51	3.52%	3,436	30	3.46%	5,053	131	3.46%	3,349	89	3.55%
Total interest-bearing liabilities	235,051	225	0.38%	193,003	91	0.19%	224,142	561	0.33%	194,497	209	0.14%
Non-interest-bearing funding sources	23,283			21,328			22,786			21,133
Other interest expense		3			3			8			14
Total funding sources	$258,334	$228	0.36%	$214,331	$94	0.18%	$246,928	$569	0.31%	$215,630	$223	0.14%
Net interest revenue		$1,527	2.33%		$1,082	2.00%		$4,197	2.25%		$3,135	1.94%
(1) Amounts have been calculated based on amortized cost.

THE CHARLES SCHWAB CORPORATION
Asset Management and Administration Fees Information
(In millions)
(Unaudited)

	Three Months Ended September 30,						Nine Months Ended September 30,
	2018			2017			2018			2017
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds before fee waivers	$130,202	$122	0.37%	$158,927	$220	0.55%	$142,177	$451	0.42%	$160,230	$675	0.56%
Fee waivers		—			(1)			—			(10)
Schwab money market funds	130,202	122	0.37%	158,927	219	0.55%	142,177	451	0.42%	160,230	665	0.55%
Schwab equity and bond funds and ETFs	219,137	67	0.12%	164,011	56	0.14%	206,058	195	0.13%	151,579	163	0.14%
Mutual Fund OneSource® and other non- transaction fee funds	209,560	171	0.32%	219,076	179	0.32%	216,699	524	0.32%	214,058	528	0.33%
Other third-party mutual funds and ETFs (1)	342,316	75	0.09%	291,307	65	0.09%	329,033	216	0.09%	278,479	182	0.09%
Total mutual funds and ETFs (2)	$901,215	435	0.19%	$833,321	519	0.25%	$893,967	1,386	0.21%	$804,346	1,538	0.26%
Advice solutions (2)
Fee-based	$234,338	294	0.50%	$206,854	265	0.51%	$228,326	859	0.50%	$199,500	765	0.51%
Non-fee-based	65,146	—	—	50,758	—	—	62,377	—	—	46,785	—	—
Total advice solutions	$299,484	294	0.39%	$257,612	265	0.41%	$290,703	859	0.40%	$246,285	765	0.42%
Other balance-based fees (3)	400,048	63	0.06%	424,280	67	0.06%	404,596	191	0.06%	406,442	192	0.06%
Other (4)		17			10			38			34
Total asset management and administration fees		$809			$861			$2,474			$2,529
(1) Includes Schwab ETF OneSource™.
(2) Advice solutions include managed portfolios, specialized strategies, and customized investment advice such as Schwab Private Client, Schwab Managed Portfolios, Managed Account Select®, Schwab Advisor Network®, Windhaven® Strategies, ThomasPartners® Strategies, Schwab Index Advantage® advised retirement plan balances, Schwab Intelligent Portfolios®, Institutional Intelligent Portfolios®, and Schwab Intelligent Advisory®, launched in March 2017; as well as legacy non-fee advice solutions including Schwab Advisor Source and certain retirement plan balances. Beginning the fourth quarter of 2017, a prospective change was made to add non-fee based average assets from managed portfolios. Average client assets for advice solutions may also include the asset balances contained in the mutual fund and/or ETF categories listed above. For the total end of period view, please see the Monthly Activity Report.
(3) Includes various asset-related fees, such as trust fees, 401(k) recordkeeping fees, and mutual fund clearing fees and other service fees.
(4) Includes miscellaneous service and transaction fees relating to mutual funds and ETFs that are not balance-based.

THE CHARLES SCHWAB CORPORATION
Growth in Client Assets and Accounts
(Unaudited)

	Q3-18 % Change		2018			2017
	vs.	vs.	Third	Second	First	Fourth	Third
(In billions, at quarter end, except as noted)	Q3-17	Q2-18	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, certain cash equivalents and bank deposits	23%	5%	$239.5	$228.2	$219.4	$198.6	$195.0
Proprietary mutual funds (Schwab Funds® and Laudus Funds®)
Money market funds (1)	(19)%	(4)%	128.5	134.2	145.0	163.6	159.2
Equity and bond funds (2)	19%	6%	91.7	86.6	83.4	82.5	77.3
Total proprietary mutual funds	(7)%	—	220.2	220.8	228.4	246.1	236.5
Mutual Fund Marketplace® (3)
Mutual Fund OneSource® and other non-transaction fee funds	(4)%	—	212.6	212.5	221.6	225.2	221.2
Mutual fund clearing services	(23)%	4%	182.2	175.3	178.3	265.4	236.5
Other third-party mutual funds	13%	3%	740.1	716.1	693.4	682.6	652.5
Total Mutual Fund Marketplace	2%	3%	1,134.9	1,103.9	1,093.3	1,173.2	1,110.2
Total mutual fund assets	1%	2%	1,355.1	1,324.7	1,321.7	1,419.3	1,346.7
Exchange-traded funds (ETFs)
Proprietary ETFs (2)	43%	9%	125.2	114.8	104.5	99.1	87.8
Schwab ETF OneSource™ (3)	25%	8%	33.3	30.8	29.8	28.7	26.6
Other third-party ETFs	18%	5%	338.6	322.1	314.7	308.8	286.7
Total ETF assets	24%	6%	497.1	467.7	449.0	436.6	401.1
Equity and other securities	18%	7%	1,202.4	1,121.7	1,075.9	1,080.0	1,016.9
Fixed income securities	22%	6%	290.4	275.1	258.8	245.6	238.4
Margin loans outstanding	23%	2%	(20.8)	(20.4)	(19.4)	(18.3)	(16.9)
Total client assets	12%	5%	$3,563.7	$3,397.0	$3,305.4	$3,361.8	$3,181.2
Client assets by business
Investor Services	10%	5%	$1,876.9	$1,784.8	$1,740.8	$1,810.9	$1,707.0
Advisor Services	14%	5%	1,686.8	1,612.2	1,564.6	1,550.9	1,474.2
Total client assets	12%	5%	$3,563.7	$3,397.0	$3,305.4	$3,361.8	$3,181.2
Net growth in assets in client accounts (for the quarter ended)
Net new assets by business
Investor Services (4)	19%	103%	$27.8	$13.7	$(50.8)	$46.4	$23.4
Advisor Services	(9)%	(15)%	25.7	30.2	32.0	31.7	28.2
Total net new assets	4%	22%	$53.5	$43.9	$(18.8)	$78.1	$51.6
Net market gains (losses)	27%	137%	113.2	47.7	(37.6)	102.5	89.0
Net growth (decline)	19%	82%	$166.7	$91.6	$(56.4)	$180.6	$140.6
New brokerage accounts (in thousands, for the quarter ended)	10%	(4)%	369	384	443	386	336
Clients (in thousands)
Active Brokerage Accounts (5)	8%	2%	11,423	11,202	11,005	10,755	10,565
Banking Accounts	9%	3%	1,283	1,250	1,221	1,197	1,176
Corporate Retirement Plan Participants	5%	2%	1,627	1,599	1,594	1,568	1,552

(1) Total client assets in purchased money market funds are located at: http://www.aboutschwab.com/investor-relations.
(2) Includes proprietary equity and bond funds and ETFs held on and off the Schwab platform. As of September 30, 2018, off-platform equity and bond funds and ETFs were $11.9 billion and $30.4 billion, respectively.
(3) Excludes all proprietary mutual funds and ETFs.
(4) Second quarter of 2018 includes outflows of $9.5 billion from certain mutual fund clearing services clients. First quarter of 2018 includes outflows of $84.4 billion from certain mutual fund clearing services clients. Fourth quarter of 2017 includes an inflow of $16.2 billion from a mutual fund clearing services client.
(5) In September 2018, the definition of active brokerage accounts was standardized across all account types as accounts with activity within the preceding 270 days. This change increased active accounts by approximately 63,000.

The Charles Schwab Corporation Monthly Activity Report For September 2018

	2017				2018									Change
	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Mo.	Yr.
Market Indices (at month end)
Dow Jones Industrial Average	22,405	23,377	24,272	24,719	26,149	25,029	24,103	24,163	24,416	24,271	25,415	25,965	26,458	2%	18%
Nasdaq Composite	6,496	6,728	6,874	6,903	7,411	7,273	7,063	7,066	7,442	7,510	7,672	8,110	8,046	(1)%	24%
Standard & Poor’s 500	2,519	2,575	2,648	2,674	2,824	2,714	2,641	2,648	2,705	2,718	2,816	2,902	2,914	—	16%
Client Assets (in billions of dollars) (1)
Beginning Client Assets	3,122.3	3,181.2	3,256.5	3,318.8	3,361.8	3,480.5	3,328.8	3,305.4	3,312.1	3,378.1	3,397.0	3,477.9	3,555.9
Net New Assets (1)	17.8	35.4	15.7	27.0	11.5	(50.5)	20.2	0.4	19.4	24.1	16.3	20.8	16.4	(21)%	(8)%
Net Market Gains (Losses)	41.1	39.9	46.6	16.0	107.2	(101.2)	(43.6)	6.3	46.6	(5.2)	64.6	57.2	(8.6)
Total Client Assets (at month end)	3,181.2	3,256.5	3,318.8	3,361.8	3,480.5	3,328.8	3,305.4	3,312.1	3,378.1	3,397.0	3,477.9	3,555.9	3,563.7	—	12%
Core Net New Assets (2)	17.8	19.2	15.7	27.0	18.7	21.3	25.6	9.9	19.4	24.1	16.3	20.8	16.4	(21)%	(8)%
Receiving Ongoing Advisory Services (at month end)
Investor Services	255.0	259.8	265.1	268.7	278.6	273.0	273.2	274.7	279.1	280.0	287.0	292.0	292.7	—	15%
Advisor Services (3)	1,358.6	1,382.6	1,410.8	1,431.1	1,483.7	1,449.5	1,444.4	1,451.6	1,478.0	1,488.7	1,525.5	1,555.3	1,559.2	—	15%
Client Accounts (at month end, in thousands)
Active Brokerage Accounts (4)	10,565	10,603	10,671	10,755	10,858	10,936	11,005	11,081	11,145	11,202	11,243	11,310	11,423	1%	8%
Banking Accounts	1,176	1,181	1,192	1,197	1,210	1,218	1,221	1,230	1,240	1,250	1,262	1,274	1,283	1%	9%
Corporate Retirement Plan Participants	1,552	1,556	1,564	1,568	1,580	1,580	1,594	1,599	1,599	1,599	1,611	1,621	1,627	—	5%
Client Activity
New Brokerage Accounts (in thousands)	106	117	122	147	165	138	140	141	122	121	118	132	119	(10)%	12%
Inbound Calls (in thousands)	1,709	1,988	1,804	2,046	2,303	2,005	2,145	2,034	1,852	1,814	1,849	1,964	1,715	(13)%	—
Web Logins (in thousands)	39,639	51,454	50,583	54,486	64,488	60,830	58,906	55,980	56,234	56,491	57,137	62,797	53,923	(14)%	36%
Client Cash as a Percentage of Client Assets (5)	11.1%	10.9%	10.8%	10.8%	10.4%	10.9%	11.0%	10.9%	10.6%	10.7%	10.5%	10.4%	10.3%	(10) bp	(80) bp
Mutual Fund and Exchange-Traded Fund
Net Buys (Sells) (6, 7) (in millions of dollars)
Large Capitalization Stock	(138)	(51)	85	1,023	496	715	(158)	410	953	981	486	918	311
Small / Mid Capitalization Stock	45	378	(144)	274	(125)	(167)	130	359	753	1,195	768	(186)	151
International	1,549	1,913	2,627	1,852	4,306	2,685	1,546	809	372	(498)	(529)	186	(88)
Specialized	465	655	58	424	1,569	187	326	122	(19)	383	520	(245)	73
Hybrid	460	(118)	(263)	307	978	(88)	529	(541)	(241)	(288)	(548)	(678)	(324)
Taxable Bond	3,809	3,466	2,389	2,561	3,284	155	2,117	1,661	1,002	928	879	965	1,371
Tax-Free Bond	494	452	371	341	1,247	211	247	(113)	449	588	306	559	262
Net Buy (Sell) Activity (in millions of dollars)
Mutual Funds (6)	3,002	2,401	882	775	4,843	(417)	1,976	(36)	(88)	555	(522)	(1,936)	(1,538)
Exchange-Traded Funds (7)	3,682	4,294	4,241	6,007	6,912	4,115	2,761	2,743	3,357	2,734	2,404	3,455	3,294
Money Market Funds	(374)	213	1,166	2,968	(5,730)	(4,292)	(9,100)	(4,156)	(2,245)	(4,919)	(4,801)	704	(1,883)
Average Interest-Earning Assets (8)
(in millions of dollars)	216,472	219,658	223,292	228,540	234,619	239,922	241,049	239,833	242,584	249,432	254,211	259,137	261,741	1%	21%

(1) April, March, February, and January 2018 include outflows of $9.5 billion, $5.4 billion, $71.8 billion, and $7.2 billion, respectively, from certain mutual fund clearing services clients. October 2017 includes an inflow of $16.2 billion from a mutual fund clearing services client.
(2) Net new assets before significant one-time inflows or outflows, such as acquisitions/divestitures or extraordinary flows (generally greater than $10 billion) relating to a specific client. These flows may span multiple reporting periods.
(3) Excludes Retirement Business Services.
(4) In September 2018, the definition of active brokerage accounts was standardized across all account types as accounts with activity within the preceding 270 days. This change increased active accounts by approximately 63,000.
(5) Schwab One®, certain cash equivalents, bank deposits, and money market fund balances as a percentage of total client assets.
(6) Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions.
(7) Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.
(8) Represents average total interest-earning assets on the Company’s balance sheet.